                                                                    EXHIBIT 10.2

                                 REVOLVING NOTE

                                                               No. _____________
$25,000,000.00                                     Date: as of November 12, 2004
Troy, Michigan                                       Due Date: November 11, 2007

      FOR VALUE RECEIVED, Meadowbrook Insurance Group, Inc., a Michigan corporation (the "Borrower"), whose address is 26600 Telegraph Road, Southfield, Michigan 48034, promises to pay to the order of STANDARD FEDERAL BANK NATIONAL ASSOCIATION, a national banking association (hereinafter, together with any holder hereof, the "Lender"), whose address is 2600 West Big Beaver Road, Troy, Michigan 48084, on or before November 11, 2007 (the "Revolving Loan Maturity Date"), the lesser of (i) TWENTY-FIVE MILLION and 00/100 DOLLARS ($25,000,000.00), or (ii) the aggregate principal amount of all Loans outstanding under and made by Lender pursuant to that certain Credit Agreement dated as of November 12, 2004, executed by and between the Borrower and Lender (as amended, supplemented or modified from time to time, the "Credit Agreement"), and made available by the Lender to the Borrower at the maturity or maturities and in the amount or amounts stated on the records of the Lender, together with interest (computed on the actual number of days elapsed on the basis of a 360-day year) on the aggregate principal amount of all Loans outstanding from time to time as provided in the Credit Agreement. All payments shall be made in lawful money of the United States of America. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

      This Revolving Note evidences the Loans and other indebtedness incurred by the Borrower under and pursuant to the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated. The holder of this Revolving Note is entitled to all of the benefits and security provided for in the Credit Agreement. All Loans shall be repaid by the Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of the Credit Agreement.

      Principal and interest shall be paid to the Lender at its address set forth above, or at such other place as the holder of this Revolving Note shall designate in writing to the Borrower. Each Loan made by the Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of the Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

      Except for such notices as may be specifically required under the terms of the Credit Agreement, the Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Revolving Note, and assents to any extension or postponement of the time of payment or any other indulgence.

      The Loans evidenced hereby have been made and this Revolving Note has been delivered at the Lender's main office set forth above. This Revolving Note shall be governed and construed in accordance with the laws of the State of Michigan, in which state it shall be performed, and shall be binding upon the Borrower, and its legal representatives, successors, and assigns. Wherever possible, each provision of the Credit Agreement and this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement or this Revolving Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Credit Agreement or this Revolving Note. The term "Borrower" as used herein shall mean all parties signing this Revolving Note, and each one of them, and all such parties, their respective successors and assigns, shall be jointly and severally obligated hereunder.

      IN WITNESS WHEREOF, the Borrower has executed this Revolving Note as of the date set forth above.

                                              MEADOWBROOK INSURANCE GROUP, INC.

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

                                       2